FINANCIAL STATEMENTS

                                       OF

                       UNCONSOLIDATED LIMITED PARTNERSHIPS

                       MEETING REQUIREMENTS OF SIGNIFICANT

                               SUBSIDIARY/INVESTEE



                                HAWTHORN HOUSING
                               LIMITED PARTNERSHIP
                                    071-11069
                              FINANCIAL STATEMENTS
                                DECEMBER 31, 1999



                                     RBG&CO.

S2300-020         INDEPENDENT AUDITORS' REPORT

To The Partners
Hawthorn Housing Limited Partnership

We have audited the accompanying balance sheet of Hawthorn Housing Limited Partnership, Project No. 071-11069, a limited partnership, as of December 31, 1999 and the related statements of profit and loss, partners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards and Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hawthorn Housing Limited Partnership as of December 31, 1999 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplementary information (shown on Pages 13 through 15) is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

In accordance with Government Auditing Standards and the Consolidated Audit Guide for Audits of HUD Programs issued by the U.S. Department of Housing and Urban Development, we have also issued a report dated February 1, 2000 on our consideration of Hawthorn Housing Limited Partnership's internal control and reports dated February 1, 2000 on its compliance with specific requirements applicable to major HUD programs and specific requirements applicable to Fair Housing and Non-Discrimination.


February 1, 2000



          Rubin, Brown, Gornstein & Co. LLP   230 South Bemiston Avenue
          Certified Public Accountants/Business Consultants St. Louis, MO  63105

          314/727-8150 TELwww.rbgco.com       314/727-9195 FAX

                                  BALANCE SHEET
                                   PAGE 1 OF 2
                                DECEMBER 31, 1999

                                     ASSETS

CURRENT ASSETS
 1120  Cash - operations                  $  440,645
 1125  Cash - entity                           1,865
 1130  Tenant accounts receivable              3,333
 1145  Accounts receivable and
        notes receivable -- entity               858
 1200  Miscellaneous prepaid expenses         15,173
 1100T    TOTAL CURRENT ASSETS                         $  461,874

DEPOSITS HELD IN TRUST - FUNDED
 1191  Tenant deposits held in trust                       62,720

RESTRICTED DEPOSITS AND FUNDED RESERVES
 1310  Escrow deposits                       118,684
 1320  Replacement reserve                   403,652
 1300T    TOTAL DEPOSITS                                  522,336

FIXED ASSETS (NOTE 2)
 1410  Land                                  620,000
 1420  Buildings                           6,579,724
 1440  Building equipment - portable         479,089
 1400T    TOTAL FIXED ASSETS               7,678,813

 1495  Less:  Accumulated depreciation     3,660,724
 1400N    NET FIXED ASSETS                              4,018,089

OTHER ASSETS
 1520  Intangible assets                     475,608
 1590  Miscellaneous other assets             15,000
 1500T    TOTAL OTHER ASSETS                              490,608

 1000T    TOTAL ASSETS                                 $5,555,627


                                  BALANCE SHEET
                                   PAGE 2 OF 2
                                DECEMBER 31, 1999


                                   LIABILITIES

CURRENT LIABILITIES
 2100  Accounts payable - operations         $23,765
 2120  Accrued wages payable                   3,040
 2123  Accrued management fee payable          7,616
 2150  Accrued property taxes                148,087
 2170  Mortgage payable - first mortgage
        (short-term) (Note 2)                 42,201
 2174  Other loans -
        advances from general partner          1,459
 2210  Prepaid revenue                         9,224
 2122T    TOTAL CURRENT LIABILITIES                       $    235,392

DEPOSIT AND PREPAYMENT LIABILITIES
 2191  Tenant deposits held in trust (contra)                   49,124

LONG-TERM LIABILITIES
 2320  Mortgage payable - first mortgage (Note 2)            4,777,879

 2000T    TOTAL LIABILITIES                                  5,062,395

                                PARTNERS' EQUITY

 3130  Partners' equity                                        493,232

 2033T    TOTAL LIABILITIES AND PARTNERS' EQUITY         $   5,555,627



STATEMENT OF PROFIT AND LOSS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

 PART 1  DESCRIPTION OF ACCOUNT               ACCT. NO.       AMOUNT
         Rent Revenue - Gross Potential          5120     $1,146,955
         Tenant Assistance Payments              5121     $   443,062
         Rent Revenue - Stores and Commercial    5140     $
         Garage and Parking Spaces               5170     $
 RENTAL  Flexible Subsidy Revenue                5180     $
REVENUE  Miscellaneous Rent Revenue              5190     $
  5100   Excess Rent                             5191     $
         Rent Revenue/Insurance                  5192     $
         Special Claims Revenue                  5193     $
         Retained Excess Income                  5194     $
           TOTAL RENT REVENUE                   5100T                $ 1,590,017
         Apartments                              5220     $   63,591
         Stores and Commercial                   5240     $
VACANCIES  Rental Concessions                    5250     $   36,308
  5200   Garage and Parking Spaces               5270     $
         Miscellaneous                           5290     $
           TOTAL VACANCIES                      5200T                $   99,899
           NET RENTAL REVENUE Rent
            Revenue Less Vacancies              5152N                $1,490,118
  5300   Nursing Homes/ Assisted Living/
          Board and Care/ Other Elderly Care/
          Coop/ and Other Revenues               5300
         Financial Revenue -
          Project Operations                     5410     $    9,108
FINANCIAL  Revenue from Investments -
          Residual Receipts                      5430     $
REVENUE  Revenue from Investments -
          Replacement Reserve                    5440     $   25,815
  5400   Revenue from Investments -
          Miscellaneous                          5490     $
           TOTAL FINANCIAL REVENUE              5400T                $   34,923
         Laundry and Vending Revenue             5910     $    4,866
 OTHER   Tenant Charges                          5920     $   22,050
REVENUE  Interest Reduction Payments Revenue     5945     $
  5900   Miscellaneous Revenue                   5990     $   35,000
           TOTAL OTHER REVENUE                  5900T                $   61,916
           TOTAL REVENUE                        5000T                $1,586,957
         Conventions and Meetings                6203     $
         Management Consultants                  6204     $
         Advertising and Marketing               6210     $   15,137
         Other Renting Expenses                  6250     $
         Office Salaries                         6310     $   18,598
ADMINISTRATIVE                             Office Expenses      6311   $22,467
EXPENSES Office or Model Apartment Rent          6312     $    8,664
6200/6300  Management Fee                        6320     $   81,342
         Manager or Superintendent Salaries      6330     $   34,016
         Administrative Rent Free Unit           6331     $
         Legal Expenses - Project                6340     $      839
         Audit Expense                           6350     $    7,800
         Bookkeeping Fees/Accounting Svcs.       6351     $    1,848
         Bad Debts                               6370     $    5,973
         Miscellaneous Administrative Exp.       6390     $    1,135
           TOTAL ADMINISTRATIVE EXPENSES        6263T                 $ 197,819
         Fuel Oil/Coal                           6420
UTILITIES  Electricity                           6450     $   29,839
EXPENSE  Water                                   6451     $   35,797
  6400   Gas                                     6452     $   65,794
         Sewer                                   6453     $   14,891
           TOTAL UTILITIES EXPENSE              6400T                 $ 146,321
         TOTAL EXPENSES
           (CARRY FORWARD TO PAGE 2)                                  $ 344,140


                                   Page 1 of 2
Project Name:  Hawthorn Housing Limited Partnership
                         BALANCE CARRIED FORWARD                      $ 344,140

         DESCRIPTION OF ACCOUNT          ACCT. NO.            AMOUNT
         Payroll    6510                                  $  100,745
         Supplies   6515                                  $   32,598
         Contracts  6520                                  $  115,819
Operating  Operating and Maintenance Rent
  Free Unit                                               6521     $
Maintenance   Garbage and Trash Removal  6525             $    8,468
Expenses Security Payroll/Contract       6530             $
  6500   Security Rent Free Unit         6531             $
         Heating/Cooling Repairs
           and Maintenance               6546             $
         Snow Removal                    6548             $   11,181
         Vehicle and Maint. Equip.
           Operation and Repairs         6570             $
         Miscellaneous Operating and
           Maintenance Expenses          6590             $      829
           Total Operating and
             Maintenance Expenses       6500T                         $ 269,640
         Real Estate Taxes               6710             $  144,996
         Payroll Taxes
           (Project's Share)             6711             $   15,277
 Taxes   Property and Liability
           Insurance (Hazard)            6720             $   18,912
  and    Fidelity Bond Insurance         6721             $      888
Insurance  Workmen's Compensation        6722             $    3,619
  6700   Health Insurance and
           Other Employee Benefits       6723             $    6,840
         Miscellaneous Taxes, Licenses,
           Permits and Insurance         6790             $    2,970
           Total Taxes and Insurance    6700T                         $ 193,502
         Interest on Mortgage Payable    6820             $  319,560
Financial  Interest on Notes Payable
           (Long-Term)                   6830             $
Expenses Interest on Notes Payable
           (Short-Term)                  6840             $
  6800   Mortgage Insurance
           Premium/Service Charge        6850             $   24,209
         Miscellaneous Financial Exp.    6890             $    1,273
           Total Financial Expenses                                   $ 345,042
  6900   Nursing Homes/ Asstd. Living/
           Board and Care/ Other Elderly
           Care Expenses                 6900                         $
           Total Cost of Operations
             before Deprec. and Amort.  6000T                        $1,152,324
           Profit (Loss) before Deprec.
             and Amortization           5060T                        $ 434,633
         Depreciation Expense            6600             $  236,847
         Amortization Expense            6610             $   16,500
           Total Deprec. and Amort.                                   $253,347
           Operating Profit or (Loss)   5060N                         $181,286
         Officer's Salaries              7110             $
Corporate or  Legal Expenses             7120             $    (858)
Mortgagor  Federal, State, and
           Other Income Taxes            7130             $
 Entity  Interest Income                 7140             $    (143)
Expenses Interest on Notes Payable       7141             $
  7100   Interest on Mortgage Payable    7142             $
         Other Expenses Amortization
           of organization costs         7190             $
           Net Entity Expenses          7100T                         $ (1,001)
           Profit or Loss
            (Net Income or Loss)         3250                         $182,287

MISCELLANEOUS OR OTHER INCOME AND EXPENSE SUB-ACCOUNT GROUPS. If miscellaneous or other income and/or expense sub-accounts (5190, 5290, 5490, 5990, 6390, 6590, 6790, 6890 and 7190) exceed the Account Groupings by 10% or more, attach a separate schedule describing or explaining the miscellaneous income or expense.
PART II
1.Total mortgage principal payments required during the audit year (12 monthly payments).  This applies to all direct loans and HUD-held and fully insured mortgages.  Any HUD approved second mortgages should be included in the figures.  (S1000-010)
                                                                      $ 39,730
2.Total of 12 monthly deposits in the audit year into the Replacement
  Reserve account, as required by the Regulatory Agreement even if payments may be temporarily suspended or reduced.  (Account S1000-
  020)
                                                                      $ 18,600
3.Replacement Reserve or Residual Receipts releases which are included as expense items on this Profit and Loss Statement.  (Account S1000-
  030)
                                                                      $ 57,627
4.Project Improvement Reserve Releases under the Flexible Subsidy
  Program that are included as expense items on this Profit and Loss
  Statement.  (Account S1000-040)
                                                                      $    N/A

                                   Page 2 of 2
                            SCHEDULE OF SUB-ACCOUNTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999






                                       ACCOUNT           AMOUNT
5990 -- MISCELLANEOUS REVENUE
  5990-010 Gain on sale of easement     5990-020        $35,000

                          STATEMENT OF PARTNERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1999






S1100-010 BEGINNING OF YEAR                             $669,109

3250      NET INCOME                                     182,287

S1200-420 DISTRIBUTIONS                                 (358,164)

3130      END OF YEAR                                   $493,232


                             STATEMENT OF CASH FLOWS
                                   PAGE 1 OF 2
                      FOR THE YEAR ENDED DECEMBER 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES            ACCOUNT   AMOUNT
     Receipts:
S1200-010 Rental receipts                                 $1,483,717
S1200-020 Interest receipts                                   34,923
S1200-030 Other operating receipts                            46,916
S1200-040   Total Receipts                                 1,565,556

     Disbursements:
S1200-050 Administrative                                     116,266
S1200-070 Management fee                                      80,836
S1200-090 Utilities                                          145,944
S1200-100 Salaries and wages                                 100,281
S1200-110 Operating and maintenance                          168,809
S1200-120 Real estate taxes                                  145,681
S1200-140 Property insurance                                  19,364
S1200-150 Miscellaneous taxes and insurance                   29,877
S1200-160 Tenant security deposits                             6,695
S1200-180 Interest on mortgage                               319,560
S1200-210 Mortgage insurance premium (MIP)                    24,209
S1200-220 Miscellaneous financial                              1,273
S1200-225 Entity/Construction Disbursements:
 S1200-226   Entity legal fees                  S1200-227      3,675
S1200-230     Total Disbursements                          1,162,470
S1200-240 NET CASH PROVIDED BY OPERATING ACTIVITIES          403,086

CASH FLOWS FROM INVESTING ACTIVITIES
S1200-245 Net releases from the
           mortgage escrow account                             3,494
S1200-250 Net releases from the reserve
           for replacement account                            58,998
S1200-345 Entity investing activities:
 S1200-346   Interest income from entity cash   S1200-347        143
S1200-350 NET CASH USED IN INVESTING ACTIVITIES               62,635

CASH FLOWS FROM FINANCING ACTIVITIES
S1200-360 Mortgage principal payments                       (39,730)
S1200-330 Net purchases of fixed assets                     (30,488)
S1200-420 Distributions                                    (358,164)
S1200-455 Entity financing activities:
S1200-460 NET CASH USED IN FINANCIAL ACTIVITIES            (428,382)

S1200-470 NET INCREASE IN CASH AND CASH EQUIVALENTS           37,339

S1200-480 BEGINNING OF PERIOD CASH AND CASH EQUIVALENTS      405,171

S1200T    END OF PERIOD CASH AND CASH EQUIVALENTS         $  442,510



                             STATEMENT OF CASH FLOWS
                                   PAGE 2 OF 2
                      FOR THE YEAR ENDED DECEMBER 31, 1999


RECONCILIATION OF NET INCOME TO NET CASH PROVIDEDACCOUNT  AMOUNT
 BY OPERATING ACTIVITIES
3250 Net income                                           $  182,287
     Adjustments to reconcile net income to net cash
        provided by operating activities:
6600     Depreciation                                        236,847
6610     Amortization                                         16,500
         Change in assets and liabilities:
S1200-490                                       Increase in tenant accounts
receivable   (1,145)
S1200-520                                       Decrease in prepaid expenses
517
S1200-530                                       Decrease in cash restricted for
tenant
              security deposits                                1,591
S1200-535                                       Increase in entity asset
accounts
 S1200-536      Increase in cash - entity       S1200-537      (143)
S1200-540                                       Decrease in accounts payable
(577)
S1200-560                                       Increase in accrued liabilities
285
S1200-580                                       Decrease in tenant security
deposits
              held in trust                                  (8,286)
S1200-590                                       Decrease in prepaid revenue
(5,257)
S1200-600                                       Other adjustments to reconcile
net income to
              net cash provided by operating activities     (15,000)
S1200-605                                       Decrease in entity liability
accounts
 S1200-606      Decrease in accounts
                payable - entity                S1200-607    (3,675)

S1200-610    NET CASH PROVIDED BY OPERATING ACTIVITIES    $  403,086

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   ORGANIZATION (S3100-010)

   The Partnership was organized as a limited partnership during June 1984 for the purpose of constructing and operating a rental housing project pursuant to a regulatory agreement with Illinois Housing Development Authority
   (IHDA). In November 1997, the Project was refinanced under Section 223(f) of the National Housing Act. The project consists of 176 units located in Woodridge, Illinois, operating under the name of Hawthorn Ridge Apartments. The project is regulated by the U.S. Department of Housing and Urban Development (HUD) and the Illinois Housing Development Authority (IHDA), as administrator of the housing assistance contract, as to rent charges and operating methods.

   The regulatory agreement with HUD limits annual distributions of net operating receipts to "surplus cash". At December 31, 1999, there was "surplus cash" in the amount of $410,596 available for distribution.

   SIGNIFICANT ACCOUNTING POLICIES (S3100-040)

   The following significant accounting policies have been followed in the preparation of the financial statements:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

      The Partnership considers all temporary cash investments as cash equivalents. These temporary cash investments are securities held for cash management purposes, having maturities of three months or less.

      The Partnership deposits its cash in financial institutions. At times, deposits exceed federally insured limits. The Partnership has not experienced losses in such accounts.

HAWTHORN HOUSING LIMITED PARTNERSHIP
Notes to Financial Statements (Continued)

      The Partnership provides an allowance for doubtful accounts equal to the estimated collection losses that will be incurred in collection of all receivables. The estimated losses are based on a review of the current status of the existing receivables. No allowance for doubtful accounts was provided for at December 31, 1999 as none was deemed necessary by management.

      Rental property is carried as cost. Depreciation is provided using straight-line and accelerated methods over estimated useful lives ranging from five to forty years.

      The replacement reserve can only be used for improvements to buildings upon prior approval of HUD.

      Deferred loan costs of $506,303 consist of fees for obtaining the HUD insured mortgage loan and are being amortized using the straight-line method over the life of the mortgage loan. Accumulated amortization amounted to $30,695 at December 31, 1999.

      Income or loss of the Partnership is allocated .01% to the general partner and 99.99% to the limited partners. No income tax provision has been included in the financial statements since income or loss of the Partnership is required to be reported by the partners on their respective income tax returns.

2. MORTGAGE PAYABLE (S3100-050)

   The mortgage payable is insured by the Department of Housing and Urban Development and collateralized by a deed of trust on the rental property. The mortgage is payable to P/R Mortgage & Investment Corp. and bears interest at the rate of 6.6% per annum. Principal and interest are payable by the Partnership in monthly installments of $29,940 through December 2032.

   Under agreements with the mortgage lender and HUD, the Partnership is required to make monthly escrow deposits for property taxes, insurance, mortgage insurance and replacement of project assets.

   The scheduled maturities of the mortgage payable at December 31, 1999 are as follows: (S3100-x1x)

               YEAR                           AMOUNT

               2000          S3100-060      $ 42,201
               2001          S3100-070        45,072
               2002          S3100-080        48,138
               2003          S3100-090        51,413
               2004          S3100-100        54,911
               Thereafter    S3100-110     4,578,345

                                         $ 4,820,080

3. COMMITMENTS (S3100-X3X) (S3100-240)

   The Partnership has entered into a regulatory agreement with HUD which regulates, among other things, the rents which may be charged for apartment units in the project, prohibits the sale of the project without HUD consent, limits the annual distribution of cash flow to the partners and otherwise regulates the relationship between the Partnership and HUD.

   The Department of Housing and Urban Development, through a program administered by the Illinois Housing Development Authority, has contracted with the Partnership, effective December 1976, under Section 8 of the National Housing Act of 1968, to make housing assistance payments to the project on behalf of qualified tenants. The term of the agreement is five years with renewal options for terms not to exceed forty years.

4. RELATED PARTY TRANSACTIONS (S3100-200)

   The project is managed by Alan Fox Real Estate Investment and Management Co., Inc., an affiliate of the special limited partner. The management contract provides for a management fee of 5.4% of gross collections.
   Through September 30, 1999, Alan Fox Real Estate Investment and Management Co., Inc. has subcontracted the daily management of the project to Floyd M. Phillips & Co., Inc. Total fees incurred for 1999 were $81,342. At December 31, 1999, management fees of $7,616 are payable to Alan A. Fox Real Estate Investment and Management Co., Inc. (53100-230)

   S3100-210  Company Name   Alan A. Fox Real Estate Investment and
                             Management Co., Inc.

   S3100-220  Amount Received   $80,836

                                HAWTHORN HOUSING
                               LIMITED PARTNERSHIP
                                    071-11069
                              FINANCIAL STATEMENTS
                                DECEMBER 31, 1998



                                     RBG&CO.

S2300-020         INDEPENDENT AUDITORS' REPORT

To The Partners
Hawthorn Housing Limited Partnership

We have audited the accompanying balance sheet of Hawthorn Housing Limited Partnership, Project No. 071-11069, a limited partnership, as of December 31, 1998 and the related statements of profit and loss, partners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards and Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hawthorn Housing Limited Partnership as of December 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplementary information (shown on Pages 12 through 14) is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

In accordance with Government Auditing Standards, we have also issued a report dated January 29, 1999 on our consideration of Hawthorn Housing Limited Partnership's internal control structure and a report dated January 29, 1999 on its compliance with laws and regulations.


/s/Rubin, Brown, Gornstein & Co. LLP

January 29, 1999



          Rubin, Brown, Gornstein & Co. LLP   230 South Bemiston Avenue
          Certified Public Accountants/Business Consultants St. Louis, MO  63105

          314/727-8150 TELwww.rbgco.com       314/727-9195 FAX

                                  BALANCE SHEET
                                   PAGE 1 OF 2
                                DECEMBER 31, 1998

                                     ASSETS

CURRENT ASSETS
 1120  Cash - operations                     $403,449
 1125  Cash - entity                           1,722
 1130  Tenant accounts receivable              2,188
 1200  Miscellaneous prepaid expenses         15,690
 1100T    TOTAL CURRENT ASSETS                           $423,049

DEPOSITS HELD IN TRUST - FUNDED
 1191  Tenant deposits held in trust                       64,311

RESTRICTED DEPOSITS AND FUNDED RESERVES
 1310  Escrow deposits                       122,178
 1320  Replacement reserve                   462,650
 1300T    TOTAL DEPOSITS                                  584,828

FIXED ASSETS (NOTE 2)
 1410  Land                                  620,000
 1420  Buildings                             6,549,236
 1440  Building equipment - portable         479,089
 1400T    TOTAL FIXED ASSETS                 7,648,325

 1495  Less:  Accumulated depreciation       3,423,877
 1400N    NET FIXED ASSETS                               4,224,448

OTHER ASSETS
 1520  Intangible assets                                  492,108

 1000T    TOTAL ASSETS                                   $5,788,744

See the accompanying notes to financial statements

                                  BALANCE SHEET
                                   PAGE 2 OF 2
                                DECEMBER 31, 1998


                                   LIABILITIES

CURRENT LIABILITIES
 2100  Accounts payable - operations         $24,342
 2113  Accounts payable - entity               3,675
 2120  Accrued wages payable                   2,577
 2123  Accrued management fee payable          7,110
 2150  Accrued property taxes                148,771
 2170  Mortgage payable -
       first mortgage (short-term)            39,513
 2174  Other loans -
       advances from general partner           1,459
 2210  Prepaid revenue                        14,481
 2122T    TOTAL CURRENT LIABILITIES                      $241,928

DEPOSIT AND PREPAYMENT LIABILITIES
 2191  Tenant deposits
        held in trust (contra)                             57,410

LONG-TERM LIABILITIES
 2320  Mortgage payable -
        first mortgage (Note 2)                          4,820,297

 2000T    TOTAL LIABILITIES                              5,119,635

                                PARTNERS' EQUITY

 3130  Partners' equity                                   669,109

 2033T    TOTAL LIABILITIES
          AND PARTNERS' EQUITY                           $5,788,744

See the accompanying notes to financial statements

                          STATEMENT OF PROFIT AND LOSS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

PART 1      DESCRIPTION OF ACCOUNT      ACCT.   AMOUNT
                                         NO.
         Rent Revenue - Gross           5120   $1,129,
         Potential                             647
         Tenant Assistance Payments     5121   $461,29
                                               4
         Rent Revenue - Stores and      5140   $
         Commercial
         Garage and Parking Spaces      5170   $
RENTAL   Flexible Subsidy Revenue       5180   $
REVENUE  Miscellaneous Rent Revenue     5190   $
 5100    Excess Rent                    5191   $
         Rent Revenue/Insurance         5192   $
         Special Claims Revenue         5193   $
         Retained Excess Income         5194   $
         TOTAL RENT REVENUE             5100T            $1,590
                                                         ,941
         Apartments                     5220   $(46,21
                                               7)
         Stores and Commercial          5240   $
VACANCI  Rental Concessions             5250   $(87,15
  ES                                           5)
 5200    Garage and Parking Spaces      5270   $
         Miscellaneous                  5290   $
         TOTAL VACANCIES                5200T            $(133,
                                                         372)
         NET RENTAL REVENUE Rent        5152N            $1,457
         Revenue Less Vacancies                          ,569
 5300    Nursing Homes/ Assisted
         Living/ Board and Care/
         Other
          Elderly Care/ Coop/ and       5300
         Other Revenues
         Financial Revenue - Project    5410   $4,295
         Operations
FINANCI  Revenue from Investments -     5430   $
  AL     Residual Receipts
REVENUE  Revenue from Investments -     5440   $25,810
         Replacement Reserve
 5400    Revenue from Investments -     5490   $
         Miscellaneous
         TOTAL FINANCIAL REVENUE        5400T            $30,105
         Laundry and Vending Revenue    5910   $5,470
 OTHER   Tenant Charges                 5920   $24,850
REVENUE  Interest Reduction Payments    5945   $
         Revenue
 5900    Miscellaneous Revenue          5990   $   59
         TOTAL OTHER REVENUE            5900T            $30,379
         TOTAL REVENUE                  5000T            $1,518
                                                         ,053
         Conventions and Meetings       6203   $
         Management Consultants         6204   $
         Advertising and Marketing      6210   $13,574
         Other Renting Expenses         6250   $
         Office Salaries                6310   $22,921
ADMINIS  Office Expenses                6311   $20,270
TRATIVE
EXPENSE  Office or Model Apartment      6312   $8,664
   S     Rent
6200/63  Management Fee                 6320   $78,032
  00
         Manager or Superintendent      6330   $32,919
         Salaries
         Administrative Rent Free       6331   $
         Unit
         Legal Expenses - Project       6340   $1,225
         Audit Expense                  6350   $13,125
         Bookkeeping Fees/Accounting    6351   $
         Services
         Bad Debts                      6370   $10,842
         Miscellaneous Administrative   6390   $1,483
         Expenses
         TOTAL ADMINISTRATIVE           6263T            $203,0
         EXPENSES                                        55
         Fuel Oil/Coal                  6420   $
UTILITI  Electricity                    6450   $28,187
  ES
EXPENSE  Water                          6451   $31,238
 6400    Gas                            6452   $53,678
         Sewer                          6453   $18,935
         TOTAL UTILITIES EXPENSE        6400T            $132,0
                                                         38
             TOTAL EXPENSES (CARRY                       $335,0
              FORWARD TO PAGE 2)                         93

See the accompanying notes to financial statements
                                   Page 1 of 2
Project Name:  Hawthorn Housing Limited Partnership
                                  BALANCE CARRIED FORWARD $335,0
                                                          93
              DESCRIPTION OF ACCOUNT        ACCT.  AMOUNT
                                             NO.
        Payroll                             6510   $94,1
                                                   09
        Supplies                            6515   $36,8
                                                   90
        Contracts                           6520   $72,2
                                                   34
OPERAT  Operating and Maintenance Rent      6521   $
 ING    Free Unit
MAINTE  Garbage and Trash Removal           6525   $8,465
NANCE
EXPENS  Security Payroll/Contract           6530   $
  ES
 6500   Security Rent Free Unit             6531   $
        Heating/Cooling Repairs and         6546   $4,720
        Maintenance
        Snow Removal                        6548   $6,667
        Vehicle and Maintenance Equipment   6570   $
        Operation and Repairs
        Miscellaneous Operating and         6590   $1,276
        Maintenance Expenses
        TOTAL OPERATING AND MAINTENANCE     6500T         $        224,361
        EXPENSES
        Real Estate Taxes                   6710   $148,
                                                   106
        Payroll Taxes (Project's Share)     6711   $14,6
                                                   13
TAXES   Property and Liability Insurance    6720   $23,1
        (Hazard)                                   41
 AND    Fidelity Bond Insurance             6721   $148
INSURA  Workmen's Compensation              6722   $2,715
 NCE
 6700   Health Insurance and Other          6723   $7,033
        Employee Benefits
        Miscellaneous Taxes, Licenses,      6790   $3,105
        Permits and Insurance
        TOTAL TAXES AND INSURANCE           6700T         $        198,861
        Interest on Mortgage Payable        6820   $322,
                                                   090
FINANC  Interest on Notes Payable (Long-    6830   $
 IAL    Term)
EXPENS  Interest on Notes Payable (Short-   6840   $
  ES    Term)
 6800   Mortgage Insurance Premium/Service  6850   $24,5
        Charge                                     00
        Miscellaneous Financial Expenses    6890   $1,026
        TOTAL FINANCIAL EXPENSES                          $        347,616
 6900   Nursing Homes/ Assisted Living/
        Board and Care/ Other
          Elderly Care Expenses             6900          $
        TOTAL COST OF OPERATIONS BEFORE     6000T         $      1,105,931
        DEPRECIATION AND AMORTIZATION
        PROFIT (LOSS) BEFORE DEPRECIATION   5060T         $        412,122
        AND AMORTIZATION
        Depreciation Expense                6600   $248,
                                                   166
        Amortization Expense                6610   $14,4
                                                   66
        TOTAL DEPRECIATION AND                            $        262,632
        AMORTIZATION
        OPERATING PROFIT OR (LOSS)          5060N         $        149,490
        Officer's Salaries                  7110   $
CORPOR  Legal Expenses                      7120   $3,675
ATE OR
MORTGA  Federal, State, and Other Income    7130   $
 GOR    Taxes
ENTITY  Interest Income                     7140   $(37)
EXPENS  Interest on Notes Payable           7141   $
  ES
 7100   Interest on Mortgage Payable        7142   $
        Other Expenses Amortization of      7190   $2,447
        organization costs
        NET ENTITY EXPENSES                 7100T         $          6,085
        PROFIT OR LOSS (NET INCOME OR       3250          $        143,405
        LOSS)
MISCELLANEOUS OR OTHER INCOME AND EXPENSE SUB-ACCOUNT GROUPS.
If miscellaneous or other income and/or expense sub-accounts
(5190, 5290, 5490, 5990, 6390, 6590, 6790, 6890 and 7190) exceed the Account Groupings by 10% or more, attach a separate schedule describing or explaining the miscellaneous income or expense.
PART II
1.   Total mortgage principal payments required during     $36,99
the audit year (12 monthly payments).  This applies to    6
all direct loans and HUD-held and fully insured
mortgages.  Any HUD approved second mortgages should be
included in the figures.  (S1000-010)
2.   Total of 12 monthly deposits in the audit year into   $18,60
the Replacement Reserve account, as required by the       0
Regulatory Agreement even if payments may be temporarily
suspended or reduced.  (Account S1000-020)
3.   Replacement Reserve or Residual Receipts releases     $
which are included as expense items on this Profit and
Loss Statement.  (Account S1000-030)
4.   Project Improvement Reserve Releases under the        $ N/A
Flexible Subsidy Program that are included as expense
items on this Profit and Loss Statement.  (Account S1000-
040)

See the accompanying notes to financial statements
                                   Page 2 of 2

                          STATEMENT OF PARTNERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1998






S1100-010 BEGINNING OF YEAR                             $986,467

3250      NET INCOME                                    143,405

S1200-420 DISTRIBUTIONS                                 (460,763)

3130      END OF YEAR                                   $669,109


                             STATEMENT OF CASH FLOWS
                                   PAGE 1 OF 2
                      FOR THE YEAR ENDED DECEMBER 31, 1998

CASH FLOWS FROM OPERATING ACTIVITIES            ACCOUNT   AMOUNT
     Receipts:
S1200-010 Rental receipts                                 $1,462,231
S1200-020 Interest receipts                                30,105
S1200-030 Other operating receipts                         30,379
S1200-040 Total Receipts                                  1,522,715

     Disbursements:
S1200-050 Administrative                                  123,998
S1200-070 Management fee                                   70,922
S1200-090 Utilities                                       132,993
S1200-110 Operating and maintenance                       216,670
S1200-120 Real estate taxes                               144,439
S1200-140 Property insurance                               33,299
S1200-150 Miscellaneous taxes and insurance                14,613
S1200-160 Tenant security deposits                        (10,928)
S1200-180 Interest on mortgage                            349,039
S1200-230 Total Disbursements                             1,075,045
S1200-240 NET CASH PROVIDED BY OPERATING ACTIVITIES       447,670

CASH FLOWS FROM INVESTING ACTIVITIES
S1200-245 Net deposits to the
           mortgage escrow account                        (43,726)
S1200-250 Net deposits to the
          reserve for replacement account                 (20,150)
S1200-345 Entity investing activities:
 S1200-346 Decrease in IHDA receivable          S1200-347  26,692
 S1200-346 Interest income from entity cash     S1200-347      37
S1200-350 NET CASH USED IN INVESTING ACTIVITIES           (37,147)

CASH FLOWS FROM FINANCING ACTIVITIES
S1200-360 Mortgage principal payments                     (40,190)
S1200-420 Distributions                                   (460,763)
S1200-455 Entity financing activities:
 S1200-456 Decrease in distributions payable    S1200-457 (1,111)
S1200-460 NET CASH PROVIDED BY (USED IN)
          FINANCIAL ACTIVITIES                            (502,064)

S1200-470 NET DECREASE IN CASH
          AND CASH EQUIVALENTS                            (91,541)

S1200-480 BEGINNING OF PERIOD CASH
          AND CASH EQUIVALENTS                            496,712

S1200T    END OF PERIOD CASH
           AND CASH EQUIVALENTS                           $405,171

See the accompanying notes to financial statements

                             STATEMENT OF CASH FLOWS
                                   PAGE 2 OF 2
                      FOR THE YEAR ENDED DECEMBER 31, 1998


RECONCILIATION OF NET INCOME TO NET CASH PROVIDEDACCOUNT  AMOUNT
 BY OPERATING ACTIVITIES
3250 Net income                                           $143,405
     Adjustments to reconcile net income to net cash
        provided by operating activities:
6600     Depreciation                                     248,166
6610     Amortization                                      16,913
         Change in assets and liabilities:
S1200-490                                       Increase in tenant accounts
receivable   (2,071)
S1200-520                                       Decrease in prepaid expenses
26,388
S1200-530                                       Decrease in cash restricted for
tenant
           security deposits                               22,530
S1200-535                                       Increase in entity asset
accounts
 S1200-536   Increase in cash - entity          S1200-537    (37)
S1200-540                                       Decrease in accounts payable
(7,456)
S1200-580                                       Decrease in tenant security
              deposits held in trust                      (10,576)
S1200-590                                       Increase in prepaid revenue
6,733
S1200-605                                       Increase (decrease) in entity
liability accounts
 S1200-606   Increase in accounts payable -
               entity                           S1200-607   3,675

S1200-610    NET CASH PROVIDED BY OPERATING ACTIVITIES    $447,670

See the accompanying notes to financial statements
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   ORGANIZATION (S3100-010)

   The Partnership was organized as a limited partnership during June 1984 for the purpose of constructing and operating a rental housing project pursuant to a regulatory agreement with Illinois Housing Development Authority
   (IHDA). In November 1997, the Project was refinanced under Section 223(f) of the National Housing Act. The project consists of 176 units located in Woodridge, Illinois, operating under the name of Hawthorn Ridge Apartments. The project is regulated by the U.S. Department of Housing and Urban Development (HUD) and the Illinois Housing Development Authority (IHDA), as administrator of the housing assistance contract, as to rent charges and operating methods.

   The regulatory agreement with HUD limits annual distributions of net operating receipts to "surplus cash". At December 31, 1998, there was "surplus cash" in the amount of $361,840 available for distribution.

   SIGNIFICANT ACCOUNTING POLICIES (S3100-040)

   The following significant accounting policies have been followed in the preparation of the financial statements:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

      The Partnership considers all temporary cash investments as cash equivalents. These temporary cash investments are securities held for cash management purposes, having maturities of three months or less.

      The Partnership deposits its cash in financial institutions. At times, deposits exceed federally insured limits. The Partnership has not experienced losses in such accounts.

HAWTHORN HOUSING LIMITED PARTNERSHIP
Notes to Financial Statements (Continued)

      The Partnership provides an allowance for doubtful accounts equal to the estimated collection losses that will be incurred in collection of all receivables. The estimated losses are based on a review of the current status of the existing receivables. No allowance for doubtful accounts was provided for at December 31, 1998 as none was deemed necessary by management.

      Rental property is carried as cost. Depreciation is provided using straight-line and accelerated methods over estimated useful lives ranging from five to forty years.

      The replacement reserve can only be used for improvements to buildings upon prior approval of HUD.

      Deferred loan costs of $506,303 consist of fees for obtaining the HUD insured mortgage loan and are being amortized using the straight-line method over the life of the mortgage loan. Accumulated amortization amounted to $16,229 at December 31, 1998.

      Organization costs of $118,800 are recorded at cost and are deferred and amortized over a period of 15 years. Accumulated amortization amounted to $116,766 at December 31, 1998.

      Income or loss of the Partnership is allocated .01% to the general partner and 99.99% to the limited partners. No income tax provision has been included in the financial statements since income or loss of the Partnership is required to be reported by the partners on their respective income tax returns.

2. MORTGAGE PAYABLE (S3100-050)

   The mortgage payable is insured by the Department of Housing and Urban Development and collateralized by a deed of trust on the rental property. The mortgage is payable to P/R Mortgage & Investment Corp. and bears interest at the rate of 6.6% per annum. Principal and interest are payable by the Partnership in monthly installments of $29,940 through December 2032.

   Under agreements with the mortgage lender and HUD, the Partnership is required to make monthly escrow deposits for property taxes, insurance, mortgage insurance and replacement of project assets.

   The scheduled maturities of the mortgage payable at December 31, 1998 are as follows: (S3100-x1x)

               YEAR                           AMOUNT

               1999          S3100-060      $ 39,513
               2000          S3100-070        42,201
               2001          S3100-080        45,072
               2002          S3100-090        48,138
               2003          S3100-100        51,413
               Thereafter    S3100-110      4,633,473

                                            $4,859,810

3. COMMITMENTS (S3100-X3X) (S3100-240)

   The Partnership has entered into a regulatory agreement with HUD which regulates, among other things, the rents which may be charged for apartment units in the project, prohibits the sale of the project without HUD consent, limits the annual distribution of cash flow to the partners and otherwise regulates the relationship between the Partnership and HUD.

   The Department of Housing and Urban Development, through a program administered by the Illinois Housing Development Authority, has contracted with the Partnership, effective December 1976, under Section 8 of the National Housing Act of 1968, to make housing assistance payments to the project on behalf of qualified tenants. The term of the agreement is five years with renewal options for terms not to exceed forty years.

4. MANAGEMENT AGREEMENT (S3100-230)

   The project is managed by Alan Fox Real Estate Investment and Management Co., Inc. The management contract provides for a management fee of 5.4% of gross collections. Alan Fox Real Estate Investment and Management Co., Inc. has subcontracted the daily management of the project to Floyd M. Phillips & Co., Inc.